EXHIBIT 10.3

Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical to the form of Indemnification Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Dwight D. Decker

Donald L. Gips

 Raouf Y. Halim

Michael T. Hayashi

Bret W. Johnsen

Ming Louie

Thomas A. Madden

Jerre L. Stead